EXHIBIT 10.6

AMENDMENT TO

COMPUTER TOWERS LEASE

This Amendment to the Computer Towers Lease (the “Amendment”) is made and entered into as of the 1st day of January 20[__] by and between the SUNRAY TRUST (“Trust”) and GOFBA, INC., a California corporation (the “Corporation”).

RECITALS

This Agreement is made and entered into with respect to the following facts and circumstances:

A. The Trust and the Corporation entered into a Computer Towers Lease dated November 1, 2006 pursuant to which the Trust agreed to provide the Corporation with a portion of certain Computer Towers.

B. The Corporation requires [__] additional computer towers for the [____] year.

NOW THEREFORE, the monthly payment to the Trust shall now be $[__________].

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto affix their signatures below and execute this Amendment.

GOFBA, INC.		SUNRAY TRUST

By:	/s/ Bill DeLisi	By:	/s/ Anna Chin
	Bill DeLisi		Anna Chin
Its:	Chief Executive Officer	Its:	Trustee